EXHIBIT 16.1

                   Letterhead of Moore & Associates Chartered



                                                                January 23, 2009



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Biocoral, Inc. File No. 0-23512

Ladies and Gentlemen:

We have read the statements that we understand Biocoral, Inc. will include under
Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.


                                                Very truly yours,

                                                /s/ Moore & Associates Chartered
                                                --------------------------------
                                                Moore & Associates Chartered